EXHIBIT 8(h)

                             AMENDMENT NUMBER 2 TO
                 AMENDED AND RESTATED PARTICIPATION AGREEMENT
           AMONG VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST,
                VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.,
              VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.,
                 AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                   AMERICAN GENERAL SECURITIES INCORPORATED

      This Amendment No. 2 ("Amendment") executed as of the 4th day of November, 1997 to the Amended and Restated Participation Agreement dated as of January 24, 1997, as amended (the "Agreement"), among Van Kampen American Capital Life Investment Trust (the "Fund"), Van Kampen American Capital Distributors, Inc., Van Kampen American Capital Asset Management, Inc., American General Life Insurance Company (the "Company"), and American General Securities Incorporated.

      WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule A of the Agreement the Contracts of the Company relating to the Company's PLATINUM INVESTOR I AND PLATINUM INVESTOR II FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES ("Platinum Contracts"), (ii) solely to the extent the Agreement relates to the Platinum Contracts, amend the provisions of Article III of the Agreement as described below, and (iii) add to Schedule B of the Agreement the Fund's Strategic Stock Portfolio.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Platinum Contracts.

      2. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Strategic Stock Portfolio.

      3. Solely to the extent the Agreement relates to the Platinum Contracts, Article III of the Agreement is hereby deleted and replaced with the following:

            "ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

            3.1. The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's


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

                    prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

            3.2(a). Except as  otherwise  provided in this Section  3.2.,  all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Contract owners.

            3.2(b). The Fund,  at its expense,  shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in
                    Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.

            3.2(c). The  Company  agrees to provide  the Fund or its  designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

            3.2(d) The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

            3.2(e) All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for


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

                    issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

            3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

            3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

                    (i)   solicit voting instructions from Contract owners;

                    (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                    (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

                    so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

            3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto."

            4. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.


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

      IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date first written above.


AMERICAN GENERAL LIFE INSURANCE              AMERICAN GENERAL SECURITIES
  COMPANY                                      INCORPORATED
on behalf  of  itself  and each of
its  Accounts  named in Schedule A
to the Agreement,  as amended from
time to time


By: ______________________________           By: ______________________________
    Don M. Ward                                  F. Paul Kovach, Jr.
    Senior Vice President -                      President
    Variable Products



VAN KAMPEN AMERICAN CAPITAL                  VAN KAMPEN AMERICAN CAPITAL
  LIFE INVESTMENT TRUST
    DISTRIBUTORS, INC.


By: ______________________________           By: ______________________________
    Dennis J. McDonnell                          John H. Zimmermann III
    President                                    President


VAN KAMPEN AMERICAN CAPITAL ASSET
  MANAGEMENT, INC.


By: ______________________________
          Dennis J. McDonnell
          President


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

                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

 Name of Separate Account and                      Form Numbers and Names of Contracts
 Date Established by Board Of Directors            Funded by Separate Account
 --------------------------------------            -----------------------------------
 American General Life Insurance                   CONTRACT FORM NOS.:
 Company Separate Account D                        95020 Rev 896
 Established: November 19, 1973                    95021 Rev 896
                                                   NAME OF CONTRACT:
                                                   Generations Combination Fixed and Variable
                                                   Annuity Contract

                                                   CONTRACT FORM NOS.:
                                                   91010
                                                   91011
                                                   93020
                                                   93021
                                                   NAME OF CONTRACT:
                                                   Variety Plus Combination Fixed and Variable
                                                     Annuity Contract

                                                   CONTRACT FORM NOS.:
                                                   74010
                                                   74011
                                                   76010
                                                   76011
                                                   80010
                                                   80011
                                                   81010
                                                   81011
                                                   83010
                                                   83011
                                                   NAME OF CONTRACT:  None

 American General Life Insurance                   CONTRACT FORM NOS.:
 Company Separate Account VL-R                     97600
 Established:  May 6, 1997                         97610
                                                   NAME OF CONTRACT:
                                                   Platinum I and Platinum II Flexible Premium
                                                   Variable Life Insurance Policies


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

                                  SCHEDULE B

                PARTICIPATING LIFE INVESTMENT TRUST PORTFOLIOS


                           Emerging Growth Portfolio
                             Enterprise Portfolio
                          Growth and Income Portfolio
                           Domestic Income Portfolio
                             Government Portfolio
                            Money Market Portfolio
                Morgan Stanley Real Estate Securities Portfolio
                           Strategic Stock Portfolio


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